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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the use in the Form 10-KSB of our report dated December 3, 1997, relating to the financial statements of EMB Corporation and Subsidiary (formerly called Pacific International, Inc.), which is contained therein.


/s/ Harlan & Boettger, LLP
San Diego, California
January 12, 1998